SLM Private Credit Student Loan Trust 2002-A Quarterly Servicing Report

Report Date:2/28/2005      Reporting Period: 12/1/04-2/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance			$616,865,656.01	$(9,357,950.05)	$607,507,705.96
	ii	Interest to be Capitalized			10,104,249.68		7,179,457.18

	iii	Total Pool			$626,969,905.69		$614,687,163.14

	iv	Cash Capitalization Account (CI)			40,178,192.00		40,178,192.00

	v	Asset Balance			$667,148,097.69		$654,865,355.14

	i	Weighted Average Coupon (WAC)			5.456%		6.198%
	ii	Weighted Average Remaining Term			175.18		173.97
	iii	Number of Loans			64,795		63,788
	iv	Number of Borrowers			43,962		43,219
	vi	Prime Loans Outstanding			$547,667,417.80		$537,371,467.72
	vii	T-bill Loans Outstanding			$78,320,520.09		$76,414,235.99
	viii	Fixed Loans Outstanding			$981,967.80		$901,459.43

						% of		% of
	Notes		Cusips	Spread	Balance 12/15/04	O/S Securities**	Balance 3/15/05	O/S Securities**

B	i	A-1 Notes	78443CAA2	0.150%	$265,677,846.13	40.715%	$253,395,103.58	39.577%
	ii	A-2 Notes	78443CAB0	0.550%	328,419,000.00	50.329%	328,419,000.00	51.295%
	iii	B Notes	78443CAC8	0.850%	23,742,000.00	3.638%	23,742,000.00	3.708%
	iv	C Notes	78443CAD6	1.700%	34,699,000.00	5.318%	34,699,000.00	5.420%

	v	Total Notes			$652,537,846.13	100.000%	$640,255,103.58	100.000%

					12/15/2004		3/15/2005

C	i	Specified Reserve Account Balance ($)			$1,725,836.00		$1,725,836.00
	ii	Reserve Account Balance ($)			$1,725,836.00		$1,725,836.00
	iii	Cash Capitalization Acct Balance ($)			$40,178,192.00		$40,178,192.00
	iv	Initial Asset Balance			$730,512,578.11		$730,512,578.11
	v	Specified Overcollateralization Amount			$14,610,251.56		$14,610,251.56
	vi	Actual Overcollateralization Amount			$14,610,251.56		$14,610,251.56
	vii	Has the Stepdown Date Occurred?*			No		No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or September 17, 2007. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes.
See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2002-A     Transactions from: 12/1/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$12,884,107.28
	ii	Purchases by Servicer (Delinquencies >180)	2,524,884.77
	iii	Other Servicer Reimbursements	72.02
	iv	Other Principal Reimbursements	24,985.40

	v	Total Principal Collections	$15,434,049.47

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(5,549,563.83)
	iii	Capitalized Insurance Fee	(537,638.77)
	iv	Other Adjustments	11,103.18

	v	Total Non-Cash Principal Activity	$(6,076,099.42)

C	Total Student Loan Principal Activity		$9,357,950.05

D	Student Loan Interest Activity
	i	Interest Payments Received	$5,978,213.98
	ii	Purchases by Servicer (Delinquencies >180)	108,955.48
	iii	Other Servicer Reimbursements	1.21
	iv	Other Interest Reimbursements	1,121.28
	v	Late Fees	94,968.50
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$6,183,260.45

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	5,549,563.83
	iii	Other Interest Adjustments	1,692.74

	iv	Total Non-Cash Interest Adjustments	$5,551,256.57

F	Total Student Loan Interest Activity		$11,734,517.02

III. 2002-A     Collection Account Activity 12/1/2004 through: 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$12,696,732.41
	ii	Consolidation Principal Payments	187,374.87
	iii	Purchases by Servicer (Delinquencies >180)	2,524,884.77
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	72.02
	vi	Other Re-purchased Principal	24,985.40

	vii	Total Principal Collections	$15,434,049.47

B	Interest Collections
	i	Interest Payments Received	$5,974,859.76
	ii	Consolidation Interest Payments	3,354.22
	iii	Purchases by Servicer (Delinquencies >180)	108,955.48
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	1.21
	vi	Other Re-purchased Interest	1,121.28
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	94,968.50

	x	Total Interest Collections	$6,183,260.45

C	Recoveries on Realized Losses		$—

D	Funds Borrowed from Next Collection Period		$—

E	Funds Repaid from Prior Collection Periods		$—

F	Investment Income		$294,253.75

G	Borrower Incentive Reimbursements		$66,922.20

H	Gross Swap Receipt		$3,409,229.68

I	Other Deposits		$110,412.30

	TOTAL FUNDS RECEIVED		$25,498,127.85

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(717,385.06)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$24,780,742.79

J	Amount Released from Cash Capitalizaton Account		$—

K	AVAILABLE FUNDS		$24,780,742.79

L	Servicing Fees Due for Current Period		$354,567.68

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$374,567.68

IV.     2002-A Loss and Recovery Detail

			% of Initial Pool	11/30/2005	2/28/2005

A	i	Cumulative Realized Losses Test

		December 16, 2002 to September 15, 2007	15%	$103,550,157.90	$103,550,157.90
		December 17, 2007 to September 15, 2010	18%
		December 15, 2010 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$—	$—

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$—	$—
	iii	Interest Cash Recovered During Collection Period		$—	$—
	iv	Late Fees and Collection Costs Recovered During Collection Period		$—	$—

	v	Total Recoveries for Period		$—	$—

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$7,939,218.32	$10,464,103.09
	iii	Cumulative Interest Purchases by Servicer		301,304.32	410,259.80
	iv	Total Gross Defaults:		$8,240,522.64	$10,874,362.89

V. 2002-A            Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School	5.347%	6.085%	2,266	1,927	3.497%	3.021%	$18,902,494.20	$15,996,295.81	3.064%	2.633%

Grace	5.049%	5.557%	3,227	1,524	4.980%	2.389%	$32,810,755.64	$13,560,839.46	5.319%	2.232%

Deferment	5.434%	6.148%	5,627	5,796	8.684%	9.086%	$49,189,573.40	$51,042,829.68	7.974%	8.402%

TOTAL INTERIM	5.293%	6.036%	11,120	9,247	17.162%	14.496%	$100,902,823.24	$80,599,964.95	16.357%	13.267%
REPAYMENT
Active
Current	5.374%	6.144%	46,102	48,410	71.151%	75.892%	$437,326,179.11	$463,224,292.73	70.895%	76.250%
31-60 Days Delinquent	6.208%	6.798%	1,288	1,286	1.988%	2.016%	$11,652,566.35	$11,797,914.19	1.889%	1.942%
61-90 Days Delinquent	6.682%	7.046%	745	618	1.150%	0.969%	$7,031,722.35	$5,732,889.56	1.140%	0.944%
91-120 Days Delinquent	6.270%	7.182%	428	315	0.661%	0.494%	$3,786,003.49	$2,642,229.13	0.614%	0.435%
121-150 Days Delinquent	6.201%	7.255%	374	289	0.577%	0.453%	$3,486,587.91	$2,399,602.36	0.565%	0.395%
151-180 Days Delinquent	6.559%	8.074%	219	134	0.338%	0.210%	$1,894,022.64	$1,281,242.20	0.307%	0.211%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Forbearance	5.991%	6.656%	4,519	3,489	6.974%	5.470%	$50,785,750.92	$39,829,570.84	8.233%	6.556%

TOTAL REPAYMENT	5.488%	6.222%	53,675	54,541	82.838%	85.504%	$515,962,832.77	$526,907,741.01	83.643%	86.733%
GRAND TOTAL	5.456%	6.198%	64,795	63,788	100.000%	100.000%	$616,865,656.01	$607,507,705.96	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI.     2002-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.240%	37,492	$303,489,057.72	49.956%
- Low Loans	6.888%	12,518	136,994,751.36	22.386%
- Med Loans	5.360%	7,707	81,324,708.87	13.387%
- MBA Loans	5.739%	6,071	86,699,188.01	14.271%

- Total	6.196%	63,788	$607,507,705.96	100.000%

*Percentages may not total 100% due to rounding.

VII. 2002-A Swap

Swap Payments

				Swap Calculation

i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$547,667,417.80
Counterparty Pays:
ii	3 Month Libor			2.49000%
iii	Gross Swap Receipt Due Trust			$3,409,229.68
iv	Days in Period	12/15/2004	3/15/2005	90

SLM Private Credit Trust Pays:
v	Prime Rate (WSJ) Less	2.7000%		2.55000%
vi	Gross Swap Payment Due Counterparty			$3,441,775.49
vii	Days in Period	12/15/2004	3/15/2005	90

VIII. 2002-A Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.006600000	(12/15/04-3/15/05)	2.64000%

B Class A-2 Interest Rate	0.007600000	(12/15/04-3/15/05)	3.04000%

C Class B Interest Rate	0.008350000	(12/15/04-3/15/05)	3.34000%

D Class C Interest Rate	0.010475000	(12/15/04-3/15/05)	4.19000%

IX.      2002-A            Inputs From Prior Data 11/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$616,865,656.01
	ii	Interest To Be Capitalized		10,104,249.68

	iii	Total Pool		$626,969,905.69
	iv	Cash Capitalization Account (CI)		40,178,192.00

	v	Asset Balance		$667,148,097.69

B	Total Note and Certificate Factor			0.8977490
C	Total Note Balance			$652,537,846.13

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class B	Class C

	i	Current Factor	0.7814054	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$265,677,846.13	$328,419,000.00	$23,742,000.00	$34,699,000.00

F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X.     2002-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	12/15/04	$594,096,846	$617,838,846	$652,537,846

Asset Balance	11/30/04	$667,148,098	$667,148,098	$667,148,098

Pool Balance	2/28/05	$614,687,163	$614,687,163	$614,687,163

Amounts on Deposit*	3/15/05	56,893,133	56,694,888	56,331,416

Total		$671,580,297	$671,382,050	$671,018,578

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$73,051,251.56
Specified Class A Enhancement		$98,229,803.27	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$49,309,251.56
Specified Class B Enhancement		$66,305,117.21	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$14,610,251.56
Specified Class C Enhancement		$19,645,960.65	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XII Items B through E for the Class A, B through G for the Class B and B through I for the Class C

XI.     2002-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	2/28/2005	$40,178,192.00
Less: Excess of Trust fees & Note interest due over Available Funds	3/15/2005	$—

Cash Capitalization Account Balance (CI)*		$40,178,192.00

*	as defined under “Asset Balance” on page S-62 of the prospectus supplement

XII.       2002-A       Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	12/15/2004	$594,096,846.13
	iii	Asset Balance	2/28/2005	$654,865,355.14

	iv	First Priority Principal Distribution Amount	3/15/2005	$—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	12/15/2004	$617,838,846.13
	vii	Asset Balance	2/28/2005	$654,865,355.14
	viii	First Priority Principal Distribution Amount	3/15/2005	$—

	ix	Second Priority Principal Distribution Amount	3/15/2005	$—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	12/15/2004	$652,537,846.13
	xii	Asset Balance	2/28/2005	$654,865,355.14
	xiii	First Priority Principal Distribution Amount	3/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	3/15/2005	$—

	xv	Third Priority Principal Distribution Amount	3/15/2005	$—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	12/15/2004	$652,537,846.13
	ii	Asset Balance	2/28/2005	$654,865,355.14
	iii	Specified Overcollateralization Amount	3/15/2005	$14,610,251.56
	iv	First Priority Principal Distribution Amount	3/15/2005	$—
	v	Second Priority Principal Distribution Amount	3/15/2005	$—
	vi	Third Priority Principal Distribution Amount	3/15/2005	$—
	vii	Regular Principal Distribution Amount		$12,282,742.55

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class A Notes Outstanding	12/15/2004	$594,096,846.13
	iii	Asset Balance	2/28/2005	$654,865,355.14
	iv	85% of Asset Balance	2/28/2005	$556,635,551.87
	v	Specified Overcollateralization Amount	3/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$556,635,551.87
	vii	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$12,282,742.55
	viii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class B Notes Outstanding	12/15/2004	$23,742,000.00
	iii	Asset Balance	2/28/2005	$654,865,355.14
	iv	89.875% of Asset Balance	2/28/2005	$588,560,237.93
	v	Specified Overcollateralization Amount	3/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$588,560,237.93
	vii	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class C Notes Outstanding	12/15/2004	$34,699,000.00
	iii	Asset Balance	2/28/2005	$654,865,355.14
	iv	97% of Asset Balance	2/28/2005	$635,219,394.49
	v	Specified Overcollateralization Amount	3/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$635,219,394.49
	vii	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

XIII. 2002-A            Waterfall for Distributions

				Remaining
				Funds Balance
	A	Total Available Funds ( Sections III-F )	$24,780,742.79	$24,780,742.79

	B	Primary Servicing Fees-Current Month plus any Unpaid	$354,567.68	$24,426,175.11

	C	Quarterly Administration Fee plus any Unpaid	$20,000.00	$24,406,175.11

	D	Gross Swap Payment	$3,441,775.49	$20,964,399.62

E	i	Class A-1 Noteholders’ Interest Distribution Amount	$1,753,473.78	$19,210,925.84
	ii	Class A-2 Noteholders' Interest Distribution Amount	$2,495,984.40	$16,714,941.44

	F	First Priority Principal Distribution Amount — Principal Distribution Account	$0.00	$16,714,941.44

	G	Class B Noteholders’ Interest Distribuition Amount	$198,245.70	$16,516,695.73

	H	Second Priority Principal Distribution Amount — Principal Distribution Account	$0.00	$16,516,695.73

	I	Class C Noteholders’ Interest Distribuition Amount	$363,472.03	$16,153,223.71

	J	Third Priority Principal Distribution Amount — Principal Distribution Account	$0.00	$16,153,223.71

	K	Increase to the Specified Reserve Account Balance	$0.00	$16,153,223.71

	L	Regular Principal Distribution Amount — Principal Distribution Account	$12,282,742.55	$3,870,481.16

	M	Carryover Servicing Fees	$0.00	$3,870,481.16

	N	Swap Termination Payments	$0.00	$3,870,481.16

	O	Additional Principal Distribution Amount — Principal Distribution Account	$0.00	$3,870,481.16

	P	Remaining Funds to the Certificateholders	$3,870,481.16	$0.00

XIV. 2002-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A		Total from Collection Account	$12,282,742.55	$12,282,742.55

B	i	Class A-1 Principal Distribution Amount Paid	$12,282,742.55	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00

XV.    2002-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class B	Class C
	i	Quarterly Interest Due			$1,753,473.78	$2,495,984.40	$198,245.70	$363,472.03
	ii	Quarterly Interest Paid			1,753,473.78	2,495,984.40	198,245.70	363,472.03

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Distribution Amount			$12,282,742.55	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			12,282,742.55	0.00	0.00	0.00

	ix	Difference			$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$14,036,216.33	$2,495,984.40	$198,245.70	$363,472.03

B	Note Balances			12/15/2004	Paydown Factors	3/15/2005
	i	A-1 Note Balance	78443CAA2	$265,677,846.13		$253,395,103.58
		A-1 Note Pool Factor		0.7814054	0.0361257	0.7452797

	ii	A-2 Note Balance	78443CAB0	$328,419,000.00		$328,419,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000

	iii	B Note Balance	78443CAC8	$23,742,000.00		$23,742,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000
	iv	C Note Balance	78443CAD6	$34,699,000.00		$34,699,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVI.     2002-A     Historical Pool Information

				2004	2003	2002
			12/1/04-2/28/05	12/1/03-11/30/04	12/1/02-11/30/03	8/26/02-11/30/02
Beginning Student Loan Portfolio Balance			$616,865,656.01	$648,773,639.91	$669,262,882.23	$663,415,806.01

	Student Loan Principal Activity
	i	Principal Payments Received	$12,884,107.28	$43,778,007.75	$40,774,111.16	$9,045,364.96
	ii	Purchases by Servicer (Delinquencies >180)	2,524,884.77	$6,280,306.90	$1,613,577.68	45,333.74
	iii	Other Servicer Reimbursements	72.02	$503.08	$11,718.71	85.42
	iv	Seller Reimbursements	24,985.40	27,492.47	95,970.94	166,322.44

	v	Total Principal Collections	$15,434,049.47	$50,086,310.20	$42,495,378.49	$9,257,106.56
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—
	ii	Capitalized Interest	(5,549,563.83)	(16,871,460.38)	(18,535,453.73)	(13,326,412.85)
	iii	Capitalized Insurance Fee	($537,638.77)	(1,276,966.38)	(1,905,113.32)	($1,706,229.57)
	iv	Other Adjustments	11,103.18	(29,899.54)	(1,565,569.12)	(71,540.36)

	v	Total Non-Cash Principal Activity	$(6,076,099.42)	$(18,178,326.30)	$(22,006,136.17)	$(15,104,182.78)

(-)	Total Student Loan Principal Activity		$9,357,950.05	$31,907,983.90	$20,489,242.32	$(5,847,076.22)

	Student Loan Interest Activity
	i	Interest Payments Received	$5,978,213.98	$19,896,179.25	$18,140,445.85	$3,704,616.78
	ii	Repurchases by Servicer (Delinquencies >180)	108,955.48	$260,067.22	$40,435.23	801.87
	iii	Other Servicer Reimbursements	1.21	$33.62	$317.62	14.58
	iv	Seller Reimbursements	1,121.28	$361.34	$3,351.04	10,055.09
	v	Late Fees	94,968.50	$305,199.70	$243,663.51	53,062.07
	vi	Collection Fees	—	—	—	—

	viii	Total Interest Collections	6,183,260.45	$20,461,841.13	$18,428,213.25	3,768,550.39

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—
	ii	Capitalized Interest	5,549,563.83	$16,871,460.38	$18,535,453.73	13,326,412.85
	iii	Other Interest Adjustments	1,692.74	27,784.97	1,488,353.45	67,264.86
	iv	Total Non-Cash Interest Adjustments	$5,551,256.57	$16,899,245.35	$20,023,807.18	$13,393,677.71

	v	Total Student Loan Interest Activity	$11,734,517.02	$37,361,086.48	$38,452,020.43	$17,162,228.10

(=)	Ending Student Loan Portfolio Balance		$607,507,705.96	$616,865,656.01	$648,773,639.91	$669,262,882.23
(+)	Interest to be Capitalized		$7,179,457.18	$10,104,249.68	$15,890,518.90	$21,024,060.14

(=)	TOTAL POOL		$614,687,163.14	$626,969,905.69	$664,664,158.81	$690,286,942.37

(+)	Cash Capitalization Account Balance (CI)		$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00

(=)	Asset Balance		$654,865,355.14	$667,148,097.69	$704,842,350.81	$730,465,134.37

XVII.      2002-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Dec-02	$690,286,942	2.47%
Mar-03	$683,893,653	2.55%
Jun-03	$677,657,756	2.19%
Sep-03	$670,917,772	1.99%
Dec-03	$664,664,159	1.80%
Mar-04	$657,168,599	1.78%
Jun-04	$647,926,122	1.79%
Sep-04	$638,223,883	1.82%
Dec-04	$626,969,906	1.94%
Mar-05	$614,687,163	2.11%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.